Exhibit 99.2

Colombier Acquisition Corp. II Announces Closing of Upsized Initial Public Offering

Total Gross Proceeds of $170 Million, Including

Underwriter Over-Allotment

New York, NY – November 27, 2023 – Colombier Acquisition Corp. II (the “Company”) (NYSE: CLBR.U) announced today that it closed its initial public offering of 17,000,000 units, including 2,000,000 units offered pursuant to the exercise of the underwriters’ over-allotment option. The upsized offering was priced at $10.00 per unit, generating total gross proceeds of $170,000,000. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The units are currently listed on the New York Stock Exchange (“NYSE”) and trading under the ticker symbol “CLBR.U.” After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “CLBR” and “CLBR.WS,” respectively.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants (as well as the exercise of the over-allotment option), $170,000,000 (or $10.00 per unit sold in the public offering) was placed in trust.

The Company is a blank check company formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement the management team’s background and network, such as companies categorized by Entrepreneurship, Innovation and Growth (“EIG”), including but not limited to parallel economies, the return of products and services developed within the United States, sectors with impaired value due to certain investor mandates and businesses within regulated areas that are disrupting inefficiencies related thereto.

The management team is led by seasoned capital markets professionals with experience in the EIG ecosystem including Chief Executive Officer and Chairman, Omeed Malik, Chief Financial Officer and Co-President, Joe Voboril, Chief Investment Officer and Co-President, Andrew Nasser and Chief Operating Officer, Jordan Cohen. The Company’s board of directors includes Chris Buskirk, Founder and Chief Investment Officer of 1789 Capital; Candice Willoughby, Capital Markets Executive; Michael Seifert, Founder, Chief Executive Officer and Chairman of the Board of PSQ Holdings, Inc; and Ryan Kavanaugh, Co-Founder of Triller.

BTIG, LLC acted as sole bookrunner and representative of the underwriters in the offering.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from BTIG, LLC, Attention: 65 E. 55th Street, New York, New York 10022 or by email: ProspectusDelivery@btig.com.

Registration statements relating to these securities became effective on November 20, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or change after the date of this release, except as required by law.

Company Contact:

Colombier Acquisition Corp. II

Email: ir@colombierspac.com

Media Contact:

Ashley DeSimone

ICR, Inc.

Ashley.DeSimone@icrinc.com